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Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-199132) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan,

  (2)
  Registration Statement (Form S-8 No. 333-184838) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan,

  (3)
  Registration Statement (Form S-8 No. 333-167652) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan,

  (4)
  Registration Statement (Form S-8 No. 333-137952) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, and

  (5)
  Registration Statement (Form S-3 No. 333-148750) of Osiris Therapeutics, Inc.;

of our reports dated March 28, 2018, with respect to the consolidated financial statements and schedule of Osiris Therapeutics, Inc., for the years ended December 31, 2017, 2016, and 2015 and the effectiveness of internal control over financial reporting of Osiris Therapeutics, Inc., included in this Annual Report (Form 10-K) of Osiris Therapeutics, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 28, 2018

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  Exhibit 23.1.1
Consent of Independent Registered Public Accounting Firm